UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2004

Teledyne Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

12333 West Olympic Boulevard Los Angeles, California (Address of principal executive offices)		90064-1021 (Zip Code)

Registrant’s telephone number, including area code: (310) 893-1600

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

Teledyne Investment, Inc., a subsidiary of Teledyne Technologies Incorporated, has entered into a share purchase agreement to acquire Reynolds Industries, Incorporated, a California corporation, for $41.5 million in cash. The transaction is expected to close on or about July 2, 2004, and is subject to customary closing conditions. Reynolds Industries is a supplier of specialized high-voltage connectors and subassemblies for defense, aerospace, and industrial applications.

The Press Release issued by Teledyne on May 18, 2004 is attached as an exhibit and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

Exhibit 99.1 — Press Release issued by Teledyne Technologies Incorporated.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED
By:	/s/ Dale A. Schnittjer

Dale A. Schnittjer Vice President and Chief Financial Officer

Dated: May 19, 2004

EXHIBIT INDEX

Description

Exhibit 99.1 — Press Release issued by Teledyne Technologies Incorporated.